EXHIBIT 12

Allegheny Energy Supply Company, LLC                   Original Sheet No. 7
Rate Schedule FERC No. 7










                   FACILITIES LEASE AGREEMENT




                             BETWEEN




              ALLEGHENY ENERGY SUPPLY COMPANY, LLC




                               and




                   THE POTOMAC EDISON COMPANY





Issued by David C. Benson, Vice President,
Allegheny Energy Supply Company, LLC                Effective: August 1, 2000
Issued on August 28, 2000

Allegheny Energy Supply Company, LLC                   Original Sheet No. 8
Rate Schedule FERC No. 7


                        TABLE OF CONTENTS
                                                           Sheet
No.

ARTICLE I
     Definitions . . . . . . . . . . . . . . . . . . .         11

ARTICLE II
     Effective Date . . . . . . . . . . . . . . . . . .        12

ARTICLE III
     Lease of Generating Facilities . . . . . . . .  . .       12

ARTICLE IV
     Operation and Maintenance of Leased Facilities . . .      14

ARTICLE V
     Existing Contracts . . . . . . . . . . . . . . . . .      16

ARTICLE VI
     Generating Resource Responsibilities of Potomac . .       16

ARTICLE VII
     Operating Committee . . . . . . . . . . . . . . . . . .   18

ARTICLE VIII
     Term of Lease . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE IX
     Compensation for Lease and Assignment of Generation . .   20

ARTICLE X
     Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE XI
     Stranded Cost Recovery . . . . . . . . . . . . . . . .    23

ARTICLE XII
     Insurance . . . . . . . . . . . . . . . . . . . . . .     23

ARTICLE XIII
     Amendment of Prior Agreements . . . . . . . . . . . .     23

Allegheny Energy Supply Company, LLC                   Original Sheet No. 9
Rate Schedule FERC No. 7


                   TABLE OF CONTENTS (cont'd.)
                                                        Sheet No.

ARTICLE XIV
     Exchange of Information/Right of Inspection . . . . .     24

ARTICLE XV
     Settlements . . . . . . . . . . . . . . . . . . . . .     25

ARTICLE XVI
     Indemnity . . . . . . . . . . . . . . . . . . . . . .     25

ARTICLE XVII
     Force Majeure . . . . . . . . . . . . . . . . . . . .     26

ARTICLE XVIII
     Conditions Precedent . . . . . . . . . . . . . . . .      28

ARTICLE XIX
     Liens . . . . . . . . . . . . . . . . . . . . . . . .     29

ARTICLE XX
     Successors and Assigns . . . . . . . . . . . . . . .      29

ARTICLE XXI
     Miscellaneous . . . . . . . . . . . . . . . . . . .       30

ARTICLE XXII
     Indenture Provisions . . . . . . . . . . . . . . . .      32

ARTICLE XXIII
     Dispute Resolution Procedures . . . . . . . . . . . .     32

APPENDIX A
     Leased Properties

Allegheny Energy Supply Company, LLC                   Original Sheet No. 10
Rate Schedule FERC No. 7


                    FACILITIES LEASE AGREEMENT


           THIS  LEASE made and entered into as of this 1st day of

August,  2000,  between  Allegheny Energy Supply  Company,  LLC (a

Delaware corporation) ("AESC" or "Lessor"), and The Potomac Edison

Company (a Maryland corporation) ("Potomac" or "Lessee"), and being hereinafter  individually  referred to as  Party  and collectively referred to as Parties.



                       W I T N E S S E T H:

           WHEREAS, the common stock of each Party is wholly owned

by Allegheny Energy, Inc., a Maryland corporation; and



           WHEREAS,  the  Parties desire to  accommodate  safe and

reliable  electric  generation operations for  the  public  in the transition  from  a  regulated to a deregulated environment during which  time Potomac will maintain an obligation to serve a portion of  its  customer  base  located in West Virginia  with generation service; and



          WHEREAS, subject to the terms of this Lease, AESC desires

to  lease  designated  generating assets  to  Potomac,  subject to certain conditions as more fully described herein;



           NOW  THEREFORE,  in consideration of the  covenants and

premises  herein set forth, and intending to be legally bound, the

Parties mutually agree as follows:

Allegheny Energy Supply Company, LLC                   Original Sheet No. 11
Rate Schedule FERC No. 7


                             ARTICLE I

                            Definitions

     For  the purpose of this Lease, the following terms shall have the following meanings:



1.1  Federal Energy Regulatory Commission ("FERC" or "Commission"):

     The  current Federal Energy Regulatory Commission or successor agency.



1.2  Good Utility Practice:  Any of the practices, methods and acts engaged  in  or  approved  by  a significant  portion  of the electric  utility  industry during the relevant  time period,

     including  national  and  regional  standards  set  by North

     American   Electric  Reliability  Council  ("NERC")   or any

     successor  organization, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the  facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost  consistent  with  good business practices, reliability,

     safety  and expedition.  Good Utility Practice is not intended to  be limited to the optimum practice, method, or act to the

     exclusion   of  all  others,  but  rather  to  be acceptable

     practices, methods, or acts generally accepted in the region.



     Good   Utility  Practices  shall  include  applicable local,

     regional  and  national reliability standards including those established by NERC or any successor organization.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 12
Rate Schedule FERC No. 7


1.3 Local  Distribution Utilities ("LDU's"):  Potomac and any other subsidiary  existing  or  hereafter created  under  or  as an affiliate  of  Allegheny  Energy,  Inc.,  which  performs the functions of a local electric distribution utility and leases facilities hereunder.



1.4 Regulated  Loads:  Public utility service provided  by Potomac in West Virginia.



1.5 Regulatory  Contingencies: The conditions precedent  set forth in Article XVIII of this Lease.



                            ARTICLE II

                          Effective Date


2.1  This  Lease  shall become effective as of August 1,  2000, or such  later  date  as may be required by competent regulatory authority  having  jurisdiction or other authority  over this

     Lease, including approval, pre-approval or filing required as condition precedent.



                            ARTICLE III

                  Lease Of Generating Facilities

3.1  In  consideration  of  the  mutual  covenants  and agreements

     contained   in  this  Lease,  and  other  good  and valuable

     consideration,  AESC  hereby leases to  Potomac,  and Potomac leases  from  AESC, a portion of its generating facilities as follows:

Allegheny Energy Supply Company, LLC                   Original Sheet No. 13
Rate Schedule FERC No. 7


     3.1.1  AESC hereby leases to Potomac a fixed amount of 425

          MW (generator nameplate rating), equivalent to 29 percent

          of Potomac's former ownership interest in the facilities,

          of the generating facilities listed on Appendix A hereto,

          subject  in  all  respects  to the  requirements  of the

          Indenture.   The description of facilities  being leased

          contained on Appendix A is intended to and shall exclude

          facilities booked to transmission and distribution under

          FERC's Uniform System of Accounts or interpreted by FERC

          to be booked to transmission and distribution. This Lease

          may  be  amended  from  time to time  to  add  or remove

          generating facilities.  The amount of each unit included

          in  this  Lease shall be proportional to the contribution

          of  each unit to the total capacity included in Potomac's

          former ownership of the units listed in Appendix A.



3.2  Title  to the generating facilities which are subject to this

     Lease shall at all times remain with AESC.  Potomac shall have no  right,  title, or interest in such generating facilities,

     except to the extent expressly set forth in this Lease.



3.3  Upon   termination  of  this  Lease,  the  leased generating

     facilities,  including certain capital additions  made during the  term  of this Lease, subject to the terms of this Lease,

     shall revert to AESC.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 14
Rate Schedule FERC No. 7


3.4  Subject  to  the provisions of this Lease, Potomac shall have the  exclusive right to operate and utilize the output of the leased generating facilities to serve its Regulated Loads.



3.5  The  Parties agree that it is the understanding and intention of  the  Parties  that this Lease is to be  classified  as an operating  lease  agreement.  To the extent that,  by  law or regulation,  this Lease cannot be classified as  an operating lease  agreement, the Parties agree to negotiate in good faith to  effect mutually agreed upon changes necessary to classify this Lease as an operating lease agreement.



                           ARTICLE IV

         Operation and Maintenance of Leased Facilities

4.1  Potomac   shall  maintain  the  leased  generating facilities

     pursuant  to the terms of this Lease.  Potomac shall have the right  to  utilize  the  services  of  any  third  parties in connection with its obligations and rights under this Lease.



4.2  Potomac   shall   perform   the  operation   and maintenance

     obligations  specified in this Lease in a good and workmanlike manner  in  accordance  with  Good  Utility  Practice  and in compliance with all applicable laws, rules and regulations.



4.3  Potomac shall perform, or cause to be performed, operation and maintenance services, which shall include, but not be limited to,  the  furnishing  of all materials,  equipment, services,

Allegheny Energy Supply Company, LLC                   Original Sheet No. 15
Rate Schedule FERC No. 7


     supplies  and  labor necessary for the operation, inspection,

     surveillance,   monitoring  and  repair  of   the generation

     facilities leased pursuant to this Lease.



4.4  Potomac  shall  perform, or cause to be  performed, emergency operation  and maintenance services, which shall include, but not  be  limited  to,  those services  performed  in  case of explosion, fire, storm, sudden emergencies, sabotage,  or any unscheduled  major  interruption  of  the  operation  of the generation  facilities leased pursuant to the  terms  of this

     Lease.   Prior  to  the  performance  of  such  services, the

     Operating Committee, set forth in Article VII below, may upon mutual agreement, retire or place in cold storage, in whole or in  part,  a  generating facility affected by an emergency as

     contemplated   by  this  Section,  provided   that alternate

     arrangements are made to satisfy Potomac's obligations to its

     Regulated Load.



4.5  Except as limited by Section 4.4 above, Potomac shall have the sole  right  and  discretion  to  determine  and  perform the operation and maintenance activities set forth in this Article

     IV  and  for  those  capital additions for  which  it assumes financial  responsibility, and the timing of  such activities

     and  additions.   Potomac  shall not exercise  its discretion

     under  this  Article  IV  in a fashion  which  impairs AESC's ability to effectively run its generating facilities.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 16
Rate Schedule FERC No. 7


                             ARTICLE V

                        Existing Contracts

5.1  Fuel  Procurement  Contracts  and  Inventories:   AESC hereby

     grants to Potomac the right to use fuel inventories existing as of the effective date of this Lease as needed to supply power for its

     Regulated Load; provided that upon termination of this Lease,

     Potomac shall return similar inventories. Fuel inventories shall be measured in British Thermal Unit per unit capability.



                            ARTICLE VI

          Generating Resource Responsibilities of Potomac

6.1  Operating  Control:  Except as hereinafter set forth, Potomac shall  have  operating  control of  the  generation resources leased  from AESC under Article III or assigned under Article

     V.   Potomac shall operate those resources at its own cost and

     expense,  and shall maintain, or cause to be maintained, each generating  resource  so as to keep it  in  similar operating condition  as  it  was when it first became  subject  to this

     Lease, ordinary wear and tear excepted.  Potomac shall replace all parts of any generating resource that become unfit for use with appropriate replacement parts.



     Potomac  shall not, without the prior written consent  of the

     Operating   Committee  defined  in  Section  7.1,  alter any

     generating  resource, or affix or install any  accessories or devices  on any generating resource, if the same shall impair the  originally  intended function or use of  such generating

Allegheny Energy Supply Company, LLC                   Original Sheet No. 17
Rate Schedule FERC No. 7


     resource or shall diminish its commercial value.  Any and all unseverable  additions to and improvements of  any generating resource, and any and all parts installed on and additions and replacements made to any generating resource, shall constitute accessions to such generating resource and ownership thereof,

     free  from  any lien, charge, security interest or encumbrance shall immediately be vested in Lessor.



6.2  Operating  Costs:   Potomac  shall  be  responsible  for the

     payment, from its own funds, of such operating and non- capital maintenance  expenses, including all fuel  contracts  and the acquisition  of  necessary additional emission  allowances as required  beyond  those granted in Section 5.1  above,  as it incurs  in  its  sole judgment for the purpose of efficiently operating the leased generation resources.



6.3  Fixed Costs:  AESC will remain responsible for the fixed cost and  fixed  payment obligations associated with the contracts concerned in Article V above.  It is the intent of the parties to  this  Lease  that the payments for lease and  transfer of rights  to  generation in this Lease shall  be  sufficient to cover  all fixed payment obligations which AESC retains  as a result  of  its  ownership  of  generating  units  and/or its obligations.  It is further the intent of the parties to this

     Lease  that  the  obligation to pay operating  costs incurred under  each  of these agreements shall be transferred  to and become the responsibility of Potomac.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 18
Rate Schedule FERC No. 7


6.4  Capital  Additions,  Retirements  or  Re-Rates:   All capital

     additions  made  at the discretion of the Operating Committee shall  be paid for by AESC and shall be the property  of AESC

     upon  the  termination  of  this Lease.   Unseverable capital

     additions unilaterally initiated and financed by Potomac shall also  become the property of the AESC upon termination of this

     Lease.  The Operating Committee may decide to permanently  re-

     rate  any  of the leased generation resources.  Following the permanent  rerate  of  leased  generating  facilities, Lease payments shall be adjusted as necessary.



                            ARTICLE VII

                        Operating Committee

7.1  An  Operating Committee shall be established to carry out and

     coordinate  the  provisions  of this  Lease.   Said Operating

     Committee shall consist of one representative from each Party as designated in writing.  Any Party may change its designated representative by notifying the other Parties in writing.



                           ARTICLE VIII

                           Term of Lease

8.1  Effective  Date:   This  Lease shall become  effective  as of

     August 1, 2000.



8.2  Initial  Term:   This Lease shall continue in full  force and

     effect from the effective date set forth in Section 8.1 until

     August  1,  2000.  The length of the Initial Term, or  of any

Allegheny Energy Supply Company, LLC                   Original Sheet No. 19
Rate Schedule FERC No. 7


     subsequent term, may be modified, decreased or increased upon mutual agreement of all Parties to this Lease.



8.3  Termination:   This  Lease is also subject to  termination or

     modification  to  the  extent that performance  hereunder may conflict  with  any applicable provision of law  or  with any rule,  regulation  or  order of any regulatory  agency having jurisdiction,  whether adopted before or after the  making of

     this  Lease.   This  Lease may be subject  to  termination or

     modification  in the event any state or federal regulatory or legislative body should adopt a plan requiring retail customer choice  for  electricity  that results  in  a  termination or material modification of the Lease.



8.4  Default  Events:  In the event either Party shall (a) make an assignment  or  any  general arrangement for  the  benefit of creditors;  (b) default in the payment or performance  of its obligations to another Party under this Lease (which shall not include a delay in performance or payment that is cured within two (2) business days (as used herein, business day shall mean any  day on which Federal Reserve member banks in New York are open  for  business) of a demand for corrective  action); (c)

     file  a petition or otherwise commence, authorize or acquiesce in  the  commencement  of  a proceeding  or  cause  under any bankruptcy  or similar law for the protection of creditors or have  such petition filed or proceeding commenced against it;

     (d)   otherwise   become   bankrupt  or   insolvent (however

     evidenced); (e) be unable to pay its debts as they  fall due;

     or  (f) fail to give adequate security for or assurance of its ability  to  perform its further obligations under this Lease

Allegheny Energy Supply Company, LLC                   Original Sheet No. 20
Rate Schedule FERC No. 7


     within  two  business days of a reasonable request by another

     Party,  then  the  performing Party shall have  the  right to terminate this Lease without prior notice, in addition to any and all other remedies available hereunder or pursuant to law.

     Notice of termination shall be given within one business day,

     unless otherwise provided for herein.



                            ARTICLE IX

        Compensation For Lease And Assignment Of Generation

9.1    As  compensation  for  the foregoing rights  to  the leased generation  resources, Potomac agrees to pay  AESC  an amount determined  as  follows.  Potomac will pay a fixed  amount of

     $100  per  month per megawatt (MW) of capacity  leased. This capacity  leased shall be 425 MW as described in  Appendix A,

     unless the capacity is changed by amendment as provided for in

     Article  3.1.1  of  this lease.  The fixed monthly  amount so determined  is  $42,500  per  month,  subject  to  change in accordance with any capacity change by amendment.  In addition to  this  fixed  amount, Potomac agrees to make an additional payment  determined by its actual use of the leased generation capacity as measured by megawatt-hour (MWH) sales to Potomac's

     West Virginia retail customers.  This additional payment shall be  calculated  for  each month by multiplying  Potomac's MWH sales  to  its  West Virginia retail customers that  month by

     $31.57  per  MWH,  subtracting the fixed  monthly  payment of

     $42,500   from  the  result,  and  subtracting  the operating

     expenses  PE  incurs  during the month to operate  the leased generation resources.  Such operating expenses shall be those

Allegheny Energy Supply Company, LLC                   Original Sheet No. 21
Rate Schedule FERC No. 7


     expenses  included  in the FERC's Uniform System  of Accounts account numbers 500 through 554 charged to Potomac's books of account  for the month.  The Parties recognize and agree that

     the   foregoing  payments  to  AESC  are  intended  to cover

     depreciation,  property tax, property insurance,  income tax,

     cost  of  money, and any other expenses not included  in FERC account  numbers  500  through 554 for the  leased generation facilities.



9.2  Billing  and  Payments:  Monthly payments  equivalent  to the above annual amount shall be made by on or before the 15th day of the following month.  The initial payments under this Lease shall  be  made  on  or  before the  15th  day  of  the month immediately  following the month in which the  effective date occurs and shall be prorated to cover the portion of the month in  which the effective date occurs for which this Lease is in effect.



9.3  Automatic  Adjustment  for  Environmental  Capital Additions:

     Parties  to  this  Lease  shall not be prevented  from filing changes  with  the  FERC  if  any  federal,  state  or local

     legislative   body,  judicial  authority,  or administrative

     agency,  including the FERC, orders any new,  or  changes any

     existing,    statutes,   regulations,   regulatory policies,

     interpretations, or changes preexisting programs or procedures directly resulting in costs, savings, expenses or requiring of

     AESC  a  change in compensation not otherwise provided for in this Lease for environmental capital additions.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 22
Rate Schedule FERC No. 7


9.4  Automatic Adjustment for Tax Changes:  An adjustment  for tax changes shall apply to the compensation for this Lease.  Rates to  be  adjusted, as required, by including an automatic pass-

     through  of changes in federal, state, or local taxes  or tax rates  by  providing  an  automatic adjustment  of  all taxes included in the Lease, upward or downward, based on actual tax expense incurred by AESC.



9.5  Regulatory  Approved Changes:  Nothing contained herein shall be  construed  as  affecting in any  way  the  right  of AESC individually  or jointly, to unilaterally make application to the  FERC for a change in rates under Sections 205 or  206 of the  Federal  Power  Act  and pursuant  to  FERC's  Rules and

     Regulations promulgated thereunder.



9.6  Liability  of Ownership by Transferring Agent:  Potomac shall be liable for any portion of lease payment for the period that title  to  the generating facilities is held by an affiliated transferring agent company.



                             ARTICLE X

                               Taxes

10.1 AESC  shall remain responsible for paying all property related taxes, including but not limited to state and local ad valorem taxes, levied on the facilities leased pursuant to this Lease.

     The  Parties  shall  be responsible for gross  receipts taxes associated with the sales, if any, which each of them makes to ultimate consumers of electricity.  The Parties agree that any

Allegheny Energy Supply Company, LLC                   Original Sheet No. 23
Rate Schedule FERC No. 7


     payment  made by Potomac for West Virginia state  B&O  Tax on

     generation  capacity  in  West  Virginia  included   in this

     Facilities  Lease  Agreement shall be  credited  to Potomac's payments  under  this Lease.  The Parties hereby  commit that they  will  not  impair or encumber the  leased  property, by incurring any lien on such leased property arising by failure to pay taxes or other lawful debts.



                            ARTICLE XI

                      Stranded Cost Recovery

11.1 This  Lease does not in any way affect the right of any Party or  affiliate  thereof  to  seek  and  recover  stranded cost recovery.



                          ARTICLE XII

                           Insurance

12.1 AESC  will  maintain  existing  levels  of  property, boiler,

     machinery  and  liability insurance  coverage  on  the leased properties described in Appendix A.



                           ARTICLE XIII

                   Amendment Of Prior Agreements

13.1 Existing Ownership and Operating Agreements: This Lease shall constitute  an amendment of the Joint Ownership and Operating

     Agreements.   Each  such  Agreement  is  hereby   amended to

     eliminate  the sections of such agreements and substitute for such  eliminated  sections the provisions  contained  in this

Allegheny Energy Supply Company, LLC                   Original Sheet No. 24
Rate Schedule FERC No. 7


     Lease.   AESC is responsible for obtaining approvals necessary

     to amend all relevant agreements affected by this Lease and to which AESC is a party or a successor or assignor thereof.  The rights and obligations to the capacity and energy accruing to

     AESC  are proportionally granted and assigned to Potomac under

     Article V above.



                            ARTICLE XIV

            Exchange of Information/Right of Inspection

14.1 Records and Accounts:  All records and accounts pertaining to services  hereunder shall be available to any Party for audit and review at all reasonable times.



14.2 Right  of  Inspection:   AESC shall  have  the  right  at any

     reasonable  time  to  enter  the  premises  where  the leased generating  facilities are located and  shall  be  given free access to inspect the facilities.



14.3 Standards  of  Conduct:   Services and  related  exchanges of

     information  remain  subject  to  any  relevant  standards of

     conduct   imposed   by   state   and/or   federal regulatory

     authorities.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 25
Rate Schedule FERC No. 7


                            ARTICLE XV

                            Settlements

15.1 Accounting  Period:   The accounting period  for transactions

     hereunder   shall  be  one  month,  which,  unless otherwise

     specified  by  the Operating Committee, shall  be  a calendar month.



15.2 Disputed  Bills:  In case a portion of any bill is in dispute,

     the  undisputed  amount  shall  be  paid  when  due,  and the remainder,  if any, shall be paid promptly after determination of  the  correct  amount.  Interest on  unpaid  amounts shall accrue  daily  at  the then current prime  interest  rate (or comparable rate) from the due date of such unpaid amount until the date paid.


                          ARTICLE XVI

                           Indemnity

16.1 Each  Party will indemnify and save harmless each other Party from  all  claims, liability, and expense arising out  of any bodily  injury,  death,  or  damage  to  property  caused by negligence of a Party thereto (other than those caused by the gross negligence of such other Party or its employees, agents,

     or  servants) occurring in or about facilities owned by it and used  for  the purposes of this Lease, except that each Party shall  be  responsible for all claims of  its  own employees,

     agents,  and  servants  under any  workmen's  compensation or

     similar   law.    This  Indemnity  obligation  shall survive

     termination of this Lease.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 26
Rate Schedule FERC No. 7


16.2 AESC hereby agrees to indemnify and save harmless Potomac from

     all   claims,  liability  and  expense  arising  out  of any

     preexisting but not yet identified environmental related claim or liability arising in whole or in part from the operation of the generating facilities which are the subject of this Lease.

     This  indemnification shall include but not be limited to any future  discovered environmental costs associated with removal of any previously deposited hazardous materials resulting from the operation of the referenced generating units.



16.3 It  is  understood that during the term of this Lease, Potomac is  solely  responsible for compliance with all environmental laws  and  regulations, and Potomac hereby agrees to indemnify and  save  harmless  AESC  for  any  environmental  claim or liability which results from Potomac's failure to comply with such  environmental  laws or regulations regarding facilities subject to this Lease.



16.4 The indemnity  contemplated  by  this  Lease  shall survive termination of this Lease.



                           ARTICLE XVII

                           Force Majeure

17.1 If  by  reason  of  force majeure any  Party  hereto  is rendered  unable,  in  whole or in  part,  to  carry  out its obligations  under this Lease, and if such Party gives notice and  reasonably  full  particulars of such  force  majeure in writing, by telegram, facsimile, or E-mail to the other Party or Parties, as appropriate, within a reasonable period of time after  the  occurrence of the force majeure event,  the Party

Allegheny Energy Supply Company, LLC                   Original Sheet No. 27
Rate Schedule FERC No. 7


     giving  such notice, so far as and to the extent  that  it is affected by such force majeure event, shall be relieved of its performance  obligations under this Lease  and  shall  not be liable  in  damages  during the continuance  of  inability to perform so caused; provided, however, that such cause shall be remedied with all reasonable dispatch.



17.2 As  used herein, the term "force majeure" shall mean:  acts of

     God,  strikes, lockouts or other industrial disturbances; acts of  public  enemies,  wars, blockades,  insurrections, riots,

     epidemics, landslides, lightning, earthquakes, fires, storms,

     floods  or  washouts; arrests and restraints  imposed  by the government,  either federal or local, civil or  military; the binding  order of any court, legislative body, or governmental authority  which  has  been resisted  in  good  faith  by all

     reasonable   legal   means;  vandalism,  sabotage   or civil

     disturbances; relocation of facilities; breakage  or accident

     to   machinery,  including  but  not  limited  to generation

     facilities  or transmission lines; the necessity  for testing

     (as  required by governmental authority or as deemed necessary by  the  testing  party  for safe operations)  or  for making repairs or alterations to machinery, including but not limited to  generation  facilities or transmission  lines; accidents,

     breakdowns  or  the inability of a Party to  obtain necessary material, supplies, permits, rights-of-way or labor to perform or  comply with any obligation or condition of this Lease; and

     any  other  causes, whether of the kind herein  enumerated or otherwise,  which are not reasonably in control of  the Party claiming suspension.  It is understood that the settlement of strikes or lockouts shall be entirely within the discretion of

Allegheny Energy Supply Company, LLC                   Original Sheet No. 28
Rate Schedule FERC No. 7


     the Party having the difficulty and that the above requirement that force majeure events be remedied with reasonable dispatch shall  not  require  the settlement of  strikes,  lockouts or disagreements by acceding to the demands of any opposing party when such course is inadvisable in the discretion of the Party having the difficulty.



17.3 Such force majeure affecting the performance hereunder by any

     Party,  however, shall not relieve such Party of liability in the  event  of its concurring negligence or willful misconduct in  creating  such  force majeure event or  in  the  event of failure  to use due diligence to remedy the situation  and to remove  the  cause or contingencies affecting such performance in an adequate manner and with all reasonable dispatch.



                           ARTICLE XVIII

                       Conditions Precedent

18.1 The  Parties  hereto expressly agree that each Party's rights

     and   obligations   under  this  Lease  are  contingent upon

     satisfaction of each of the following conditions precedent:


     Any   authorizations  of  the  United  States  Securities and

     Exchange Commission, the Federal Energy Regulatory Commission,

     the  West  Virginia  Public Service Commission,  and/or other administrative or regulatory body, to the extent  required by law, for the transactions contemplated by this Lease.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 29
Rate Schedule FERC No. 7


                            ARTICLE XIX

                               Liens

19.1 Subject to the terms of the indentures identified in Article I above,  Potomac may incur liens or other encumbrances  on the property which is the subject of this Lease including liens or other encumbrances made by Potomac.



                            ARTICLE XX

                      Successors and Assigns


20.1 This  Lease shall inure to and bind the successors and assigns

     of  the  Parties.   This Lease, and the leases  set  forth in

     Article  III, shall not be assigned by any Party  without the written  consent  of the others, which consent  shall  not be unreasonably  withheld;  provided  that  this  Lease  may be assigned  without prior written consent to a corporation into which  such  Party shall be merged or with which it  shall be consolidated or to a corporation resulting from any merger or consolidation  to which such Party shall be a party  or  to a person  or corporation to which substantially all the business and assets of such Party shall be transferred.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 30
Rate Schedule FERC No. 7


                            ARTICLE XXI

                           Miscellaneous

21.1 Waivers:   Any  waiver at any time of any  rights  as  to any

     default hereunder or any other matter arising hereunder shall not be deemed a waiver as to any subsequent default or matter.



21.2 Governing   Law:   This  Lease  shall  be  governed   by and

     interpreted in accordance with the laws of the State  of West

     Virginia  without  recourse to the law regarding  conflict of laws.



21.3 Authority:     Each Party hereto represents to the others that

     this  Lease,  the  transactions contemplated herein,  and the execution and delivery of this Lease have been duly authorized

     by   all  necessary  corporation  actions,  including without

     limitation,  required action on the part of the  officers and agents  of  the  representing  Party,  and  this  Lease, when executed and delivered, shall be valid and binding on it.



21.4 Headings:  The  headings  contained  in  this  Lease  are for reference  purposes only and shall not affect the  meaning or interpretation of this Lease.



21.5 Notices:   Unless  otherwise  specifically  provided  in this

     Lease,  any  written  notice or other communication  shall be deemed  to be given and received on the date when such notice

     or   communication  is  given  by  facsimile  or  E-mail, and

     confirmed as received by the other Party, or the date received

Allegheny Energy Supply Company, LLC                   Original Sheet No. 31
Rate Schedule FERC No. 7


     if  given  by  registered or certified mail, postage prepaid,

     addressed to:

               Allegheny Energy Supply Company, LLC
                      Attn:  David C. Benson
                          Roseytown Road
                       Greensburg, PA  15601

                    The Potomac Edison Company
                         Attn:  Secretary
                       10435 Downsville Pike
                     Hagerstown, MD 21740-1766


21.6 Entirety:  This Lease and the appendices hereto constitute the

     entire  agreement between the parties hereto.   There  are no

     prior   or   contemporaneous  agreements  or representations

     affecting  the same subject matter other than those expressed herein.



21.7 Transfer   of   Assets:   The  Parties   reserve   the right

     individually or collectively to transfer ownership  of assets which  are  the  subject of this Lease to Potomac  or another

     entity  of  its  choosing.   No  signatory  will  oppose such

     transfer of assets.



21.8 Severability:   Except  as  otherwise   stated   herein, any

     provision, Article or Section declared or rendered unlawful by a  court  of  law or regulatory agency with jurisdiction over this  agreement,  or  deemed  unlawful  because  of statutory change, will not otherwise affect the lawful obligations that arise under this Lease.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 32
Rate Schedule FERC No. 7


                           ARTICLE XXII

                       Indenture Provisions

22.1 This  Lease is expressly made subject to the lien and security of  the  Indenture, and is not intended to impair in  any way such lien or security or the rights under the Indenture.



                           ARTICLE XXIII

                   Dispute Resolution Procedures

23.1 Internal  Dispute Resolution Procedures:  Any dispute between

     Potomac  and AESC involving service under this Lease shall be referred within six (6) months of the written notification of a  dispute by a Party to a designated senior representative of

     AESC and a senior representative of the Potomac for resolution on an informal basis as promptly as practicable.  In the event the  designated  representatives are  unable  to  resolve the dispute within thirty (30) days (or such other period  as the

     Parties may agree upon by mutual agreement), such dispute may be  submitted  to arbitration and resolved in accordance with the arbitration procedures set forth below.



23.2 External  Arbitration  Procedures:  Any arbitration initiated under  this  Lease shall be conducted before a single neutral arbitrator appointed by the Parties.  If the Parties  fail to agree  upon  a single arbitrator within ten (10) days  of the referral  of  the  dispute to arbitration,  each  Party shall

     choose   one  arbitrator  who  shall  sit  on  a  three- member

     arbitration panel.  The two arbitrators so chosen shall within twenty  (20)  days  select  a third arbitrator  to  chair the

Allegheny Energy Supply Company, LLC                   Original Sheet No. 33
Rate Schedule FERC No. 7


     arbitration panel.  In either case, the arbitrators  shall be knowledgeable in electric utility matters, including electric transmission  and bulk power issues, and shall  not  have any current  substantial business or financial relationships with any  party to the arbitration (except prior arbitration). The arbitrator(s) shall provide each of the Parties an opportunity to  be  heard and, except as otherwise provided herein, shall generally  conduct  the  arbitration in  accordance  with the

     Commercial  Arbitration  Rules  of  the  American Arbitration

     Association  and  any  applicable  Commission  regulations or regional Transmission Provider rules.



23.3 Arbitration   Decisions:    Unless   otherwise   agreed, the

     arbitrator(s) shall render a decision within ninety (90) days of appointment and shall notify the Parties in writing of such decision and the reasons therefor.  The arbitrator(s) shall be authorized only to interpret and apply the provisions of this

     Lease and shall have no power to modify or change the Lease in any  manner.  The decision of the arbitrator(s) shall be final and binding upon the Parties, and judgment on the award may be entered in any court having jurisdiction.  The decision of the arbitrator(s) may be appealed solely on the grounds  that the conduct of the arbitrator(s), or the decision itself, violated the  standards set forth in the Federal Arbitration Act and/or the Administrative Dispute Resolution Act.  The final decision of the arbitrator must also be filed with the Commission if it affects  jurisdictional rates, terms and conditions of service or facilities.

Allegheny Energy Supply Company, LLC                   Original Sheet No. 34
Rate Schedule FERC No. 7


23.4 Costs:   Each  Party shall be responsible for  its  own costs

     incurred  during the arbitration process and for the following costs, if applicable:

          (a)   the  cost of the arbitrator chosen by the Party to

          sit on the three member panel and one half of the cost of

          the third arbitrator chosen; or

          (b)   one  half  the  cost of the single arbitrator

          jointly chosen by the Parties.


23.5 Rights  Under The Federal Power Act:  Nothing in this section shall  restrict  the rights of any party to file  a complaint with  the Commission under relevant provisions of the Federal

     Power Act.



          IN WITNESS WHEREOF, the parties have caused this Lease to

be  executed  by  their  respective  duly  authorized  officers or representatives, as of the day and year first above written.



                              ALLEGHENY ENERGY SUPPLY COMPANY, LLC


                              By: ________________________________


                              THE POTOMAC EDISON COMPANY


                              By:__________________________________

Allegheny Energy Supply Company, LLC                   Original Sheet No. 35
Rate Schedule FERC No. 7




                                                      APPENDIX A











                      *    Albright

                      *    Fort Martin 1 and 2

                      *    Harrison 1, 2 and 3

                      *    Pleasants 1 and 2